Exhibit (a)(1)(F)

FORMS OF REMINDER E-MAILS — DATES MAY CHANGE IF OFFER EXPIRATION IS EXTENDED

June 5, 2008 — One Week After Offer to Exchange Commences

We have just completed week one of Virage Logic Corporation’s offer to exchange outstanding stock options (“Options”) and/or stock settled appreciation rights (“SSARs”) for restricted stock units. The offer to exchange your outstanding Options and/or SSARs will expire at 5:00 p.m., Pacific Time (U.S.), on June 27, 2008, unless we extend the offer. If you would like to participate in the offer, you must complete and sign the election form that was previously provided to you, and return it by interoffice or U.S. mail, internationally recognized courier, facsimile, e-mail or hand delivery to use before the expiration date as follows:

Virage Logic Corporation

47100 Bayside Parkway

Fremont, California 94538

Attention: Christine Russell

Telephone: (510) 360-8025

Facsimile: (510) 360-8078

E-mail: option.exchange@viragelogic.com

Only responses that are complete, signed and actually received by us by the expiration date will be accepted.

This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options and Stock Settled Appreciation Rights for Restricted Stock Units, dated May 29, 2008; (2) the Memorandum from our President and CEO to employees, dated May 29, 2008; (3) the election form; (4) the withdrawal form; and (5) the form of restricted stock unit agreement.

You should direct questions about the offer and requests for additional copies of these documents to us as follows:

Virage Logic Corporation

47100 Bayside Parkway

Fremont, California 94538

Attention: Christine Russell

Telephone: (510) 360-8025

Facsimile: (510) 360-8078

E-mail: christine.russell@viragelogic.com

You may also access these documents through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

June 12, 2008 — Two Weeks After Offer to Exchange Commences

We have just completed week two of Virage Logic Corporation’s offer to exchange outstanding stock options (“Options”) and/or stock settled appreciation rights (“SSARs”) for restricted stock units. The offer to exchange your outstanding Options and/or SSARs will expire at 5:00 p.m., Pacific Time (U.S.), on June 27, 2008, unless we extend the offer. If you would like to participate in the offer, you must complete and sign the election form that was previously provided to you, and return it by interoffice or U.S. mail, internationally recognized courier, facsimile, e-mail or hand delivery to use before the expiration date as follows:

Virage Logic Corporation

47100 Bayside Parkway

Fremont, California 94538

Attention: Christine Russell

Telephone: (510) 360-8025

Facsimile: (510) 360-8078

E-mail: option.exchange@viragelogic.com

Only responses that are complete, signed and actually received by us by the expiration date will be accepted.

This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options and Stock Settled Appreciation Rights for Restricted Stock Units, dated May 29, 2008; (2) the Memorandum from our President and CEO to employees, dated May 29, 2008; (3) the election form; (4) the withdrawal form; and (5) the form of restricted stock unit agreement.

You should direct questions about the offer and requests for additional copies of these documents to us as follows:

Virage Logic Corporation

47100 Bayside Parkway

Fremont, California 94538

Attention: Christine Russell

Telephone: (510) 360-8025

Facsimile: (510) 360-8078

E-mail: christine.russell@viragelogic.com

You may also access these documents through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

June 20, 2008 — Final Week

We are entering the final week of Virage Logic Corporation’s offer to exchange outstanding stock options (“Options”) and/or stock settled appreciation rights (“SSARs”) for restricted stock units. After today, there are seven days left to make your election to participate in the offer. The offer to exchange your outstanding Options and/or SSARs will expire at 5:00 p.m., Pacific Time (U.S.), on June 27, 2008 unless we extend the offer. If you would like to participate in the offer, you must complete and sign the election form that was previously provided to you, and return it by interoffice or U.S. mail, internationally recognized courier, facsimile, e-mail or hand delivery to use before the expiration date as follows:

Virage Logic Corporation

47100 Bayside Parkway

Fremont, California 94538

Attention: Christine Russell

Telephone: (510) 360-8025

Facsimile: (510) 360-8078

E-mail: option.exchange@viragelogic.com

Only responses that are complete, signed and actually received by us by the expiration date will be accepted.

This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options and Stock Settled Appreciation Rights for Restricted Stock Units, dated May 29, 2008; (2) the Memorandum from our President and CEO to employees, dated May 29, 2008; (3) the election form; (4) the withdrawal form; and (5) the form of restricted stock unit agreement.

You should direct questions about the offer and requests for additional copies of these documents to us as follows:

Virage Logic Corporation

47100 Bayside Parkway

Fremont, California 94538

Attention: Christine Russell

Telephone: (510) 360-8025

Facsimile: (510) 360-8078

E-mail: christine.russell@viragelogic.com

You may also access these documents through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

June 27, 2008 — Last Day (Offer Expiration Date)

Today is the last day to elect to exchange your outstanding stock options (“Options”) and/or stock settled appreciation rights (“SSARs”) for restricted stock units in Virage Logic Corporation’s offer to exchange. The offer to exchange your outstanding Options and/or SSARs will expire at 5:00 p.m., Pacific Time (U.S.), today, June 27, 2008 unless we extend the offer. If you would like to participate in the offer, you must complete and sign the election form that was previously provided to you, and return it by interoffice or U.S. mail, internationally recognized courier, facsimile, e-mail or hand delivery to use before the expiration date as follows:

Virage Logic Corporation

47100 Bayside Parkway

Fremont, California 94538

Attention: Christine Russell

Telephone: (510) 360-8025

Facsimile: (510) 360-8078

E-mail: option.exchange@viragelogic.com

Only responses that are complete, signed and actually received by us by the expiration date will be accepted.

This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options and Stock Settled Appreciation Rights for Restricted Stock Units, dated May 29, 2008; (2) the Memorandum from our President and CEO to employees, dated May 29, 2008; (3) the election form; (4) the withdrawal form; and (5) the form of restricted stock unit agreement.

You should direct questions about the offer and requests for additional copies of these documents to us as follows:

Virage Logic Corporation

47100 Bayside Parkway

Fremont, California 94538

Attention: Christine Russell

Telephone: (510) 360-8025

Facsimile: (510) 360-8078

E-mail: christine.russell@viragelogic.com

You may also access these documents through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

4